Exhibit 99.1
Contact: Charles Lambert
Finance Director
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC. REPORTS
FOURTH QUARTER AND FULL-YEAR 2009 RESULTS
     Birmingham, AL — January 28, 2010 — Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter and year ended December 31, 2009.
HIGHLIGHTS
•	Reported fourth quarter normalized Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) per diluted share of $0.23 each, in-line with guidance as adjusted for certain non-routine expenses;

•	Delivered 2009 full year total revenues of $129.8 million, up more than 11% over $116.8 million reported in 2008; normalized FFO and AFFO were $0.90 and $0.92 per share, respectively, in 2009 as adjusted for certain non-routine expenses;

•	Continued profitability from Shasta Regional Medical Center after lease restructuring;

•	Reached agreements to settle all claims asserted by Stealth, L.P. in previously disclosed litigation concerning termination of leases of Houston Town and Country Hospital and medical office building;

•	Paid 2009 fourth quarter cash dividend of $0.20 per share on January 14, 2010.
     Commenting on the Company’s 2009 performance, Medical Properties Trust, Inc. President and Chief Executive Officer Edward K. Aldag, Jr. emphasized the strength of the Company’s portfolio, “Our tenants continued to perform beyond expectations in 2009 with an overall EBITDAR lease coverage ratio exceeding 5 times. The acute care, long-term acute care and inpatient rehabilitation sectors’ lease coverage improved to more than 6 times, 2 times, and 3 times, respectively. Our tenants are some of the largest, strongest and best performing leaders in the industry. Properties operated by Prime Healthcare Systems, Community Health Systems, Health Management Associates, HealthSouth, North Cypress Medical Center and IASIS Healthcare constitute more than 65% of our portfolio. In addition, other operators, such as Vibra Healthcare, which has grown to become the third largest provider of LTAC services in the country, once again performed above expectations.”

OPERATING RESULTS
     The Company reported fourth quarter normalized FFO and AFFO of $0.17 each per diluted share. Adjusting for $5.1 million ($0.06 per share) of property related expenses and litigation costs ($1.3 million and $3.8 million, respectively) that were excluded from the Company’s previous annual guidance estimate, fourth quarter normalized FFO and AFFO per diluted share amounts were $0.23 each, in-line with previous annualized FFO estimates of $0.89 to $0.93 per diluted share. Normalized FFO and AFFO per diluted share for the comparable fourth quarter of 2008 were $0.20 and $0.21, respectively. Net income for the three months ended December 31, 2009 was $7.4 million or $0.09 per diluted share, compared with net income of $1.4 million or $0.02 per diluted share for the same period one year ago. Per share amounts were affected by an increase in the weighted average diluted common shares outstanding to 78.8 million for the three months ended December 31, 2009, from 65.1 million for the same period in 2008.
     The Company reported normalized FFO for the full year ended December 31, 2009 of $61.5 million, or $0.79 per diluted share, compared with $70.3 million, or $1.13 per diluted share, for the full year 2008. AFFO for the full year ended December 31, 2009 was $63.2 million, or $0.81 per diluted share, compared with $73.0 million, or $1.17 per diluted share for the full year 2008. Net income for the full year ended December 31, 2009 was $36.3 million, or $0.45 per diluted share, compared with $32.7 million, or $0.50 per diluted share, for the full year 2008. Per share amounts were affected by an increase in the weighted average diluted common shares outstanding to 78.1 million for the year ended December 31, 2009, from 62.0 million for the same period in 2008.
     Adjusting for property related expenses ($4.5 million) and litigation costs ($4.5 million), normalized FFO and AFFO for the full year ended December 31, 2009 were $0.90 and $0.92 per diluted share, respectively.
     A reconciliation of normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.
LIQUIDITY
     As of December 31, 2009, the Company had approximately $73.3 million in immediately available liquidity through its cash balances and credit facilities.
     The Company’s outstanding debt as of December 31, 2009 consisted of fixed-rate debt of $345.4 million and variable rate debt of $231.3 million. The earliest non-extendable maturity of the Company’s debt is November 2010, at which time approximately $30.0 million will be due. In addition, $96 million of amounts outstanding under the Company’s revolving credit facilities due in November 2010 may be extended until November 2011. The Company has approximately $10.8 million in unfunded commitments to complete additions and refurbishments of existing facilities and no commitments for new acquisitions or developments.

DIVIDEND
     The Company’s Board of Directors declared a quarterly dividend of $0.20 per share of common stock, which was paid on January 14, 2010 to stockholders of record on December 17, 2009.
PORTFOLIO UPDATE AND FUTURE OPERATIONS
     At December 31, 2009, the Company had total real estate portfolio assets of approximately $1.3 billion. The Company’s portfolio is comprised of 51 healthcare properties in 21 states leased to 14 hospital operating companies. Three investments are in the form of mortgage loans to two separate operating companies.
     During the fourth quarter, the Company sold for $15 million its interests in Encino Hospital Medical Center facility to an affiliate of Prime Healthcare, the facility’s current operator. Additionally, the Company made a $15 million loan to an affiliate of Prime for the expansion of its Desert Valley Hospital facility. The funds committed will be utilized for a 65-bed expansion that will bring the total number of licensed beds to 148. Desert Valley Hospital has been named to Thomson Reuter’s 100 Top Hospitals four times since 2003.
     The Company believes that its existing portfolio of assets will generate normalized FFO of between approximately $0.89 and $0.93 per diluted share on an annualized basis in 2010. This estimate does not include the effects, if any, of costs and litigation related to discontinued operations, real estate operating costs, write-offs of straight-line rent or other non-recurring or unplanned transactions. In addition, this estimate will change if market interest rates change, debt is refinanced, assets are sold or acquired, the Sharpstown and River Oaks properties are sold or leased, other operating expenses vary or existing leases do not perform in accordance with their terms.
     Mr. Aldag concluded, “Given the compelling dynamics of our business model within healthcare real estate and the attractive pipeline of potential acquisitions, we continue to remain excited about the prospects for strong growth levels throughout the year. As a result of this as well as increased stability in both the real estate and credit markets, the Company currently expects to invest approximately $150 million in healthcare real estate assets in 2010.”

TAX TREATMENT OF 2009 DIVIDENDS
     In 2009 Medical Properties Trust, Inc. declared total dividends of $0.80 and paid total dividends of $0.80 per share as follows:

				Allocable to 2009
					Total	Unrecaptured
	Date	Date of	Date	Ordinary	Capital	Sec. 1250	Return of
Amount	Declared	Record	Paid	Income	Gain	Gain	Capital	Allocable to 2010
$0.20	December 4, 2008	December 23, 2008	January 22, 2009	$0.117948	$0.000927	$0.000927	$0.081125	—
$0.20	February 24, 2009	March 19, 2009	April 9, 2009	$0.117948	$0.000927	$0.000927	$0.081125	—
$0.20	May 21, 2009	June 11, 2009	July 14, 2009	$0.117948	$0.000927	$0.000927	$0.081125	—
$0.20	August 20, 2009	September 17, 2009	October 15, 2009	$0.117948	$0.000927	$0.000927	$0.081125	—
$0.20	November 19, 2009	December 17, 2009	January 14, 2010	—	—	—	—	$0.200000
			TOTAL	$0.471792	$0.003708	$0.003708	$0.324500	$0.200000

     Of the fourth quarter 2009 dividend that was declared on November 19, 2009, none will be taxable to stockholders as part of their 2009 dividend income and all will be allocable to 2010. Accordingly, dividends totaling $0.471792 will be reported as ordinary dividends and $0.003708 will be reported as total capital gain, $0.003708 of which is unrecaptured Sec. 1250 gain, on form 1099-Div for 2009. Also, $0.324500 of dividends paid in 2009 will be treated as a return of capital. Regarding the dividends included in the 2009 form 1099-Div, no amount is considered “qualified dividends” (i.e., eligible for the lower individual tax rate).
CONFERENCE CALL AND WEBCAST
     The Company has scheduled a conference call and webcast on Thursday, January 28, 2010 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter and full year ended December 31, 2009. The dial-in telephone numbers for the conference call are 866-788-0539 (U.S.) and 857-350-1677 (International) using passcode 54700344. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com. A telephone and webcast replay of the call will be available from shortly after the completion through February 11, 2010. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 12524357.

About Medical Properties Trust, Inc.
     Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; annual normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; the level of unfunded commitments; the repayment and refinancing of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; acquisition of healthcare real estate; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2008 as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2009	December 31, 2008
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$983,475,589	$981,949,065
Real estate held for sale	—	14,912,447
Mortgage loans	200,163,980	185,000,000

Gross investment in real estate assets	1,183,639,569	1,181,861,512
Accumulated depreciation and amortization	(60,302,300)	(40,230,776)

Net investment in real estate assets	1,123,337,269	1,141,630,736

Cash and cash equivalents	15,306,889	11,747,894
Interest and rent receivable	19,845,699	13,836,775
Straight-line rent receivable	27,538,737	19,003,110
Other loans	110,841,900	108,522,933
Assets of discontinued operations	1,184,808	2,384,808
Other assets	11,842,824	14,246,975

Total Assets	$1,309,898,126	$1,311,373,231

Liabilities and Equity
Liabilities
Debt	$576,677,892	$630,556,564
Accounts payable and accrued expenses	29,246,855	24,718,097
Deferred revenue	15,350,492	16,110,241
Lease deposits and other obligations to tenants	17,048,163	13,645,259

Total liabilities	638,323,402	685,030,161

Medical Properties Trust, Inc. stockholders’ equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 78,724,733 at December 31, 2009, and 65,056,387 shares at December 31, 2008	78,725	65,056
Additional paid in capital	759,720,673	686,238,117
Distributions in excess of net income	(88,093,261)	(59,941,011)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	671,443,794	626,099,819

Non-controlling interests	130,930	243,251

Total Equity	671,574,724	626,343,070

Total Liabilities and Equity	$1,309,898,126	$1,311,373,231

(A)	Financials have been derived from the prior year audited financials; however, we have restated certain line items to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities, and (iii) non-controlling interests. In addition, with the sale of our Encino facility in December 2009, we have reclassed its related real estate to Real Estate Held for Sale.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
	(unaudited)	(unaudited)(A)	(unaudited)	(A)
Revenues
Rent billed	$22,956,887	$22,729,928	$92,076,816	$83,107,725
Straight-line rent	2,568,939	(736,320)	8,424,988	3,971,045
Interest and fee income	7,445,601	7,547,096	29,249,626	29,692,592

Total revenues	32,971,427	29,540,704	129,751,430	116,771,362
Expenses
Real estate depreciation and amortization	6,415,641	6,033,496	25,648,042	25,457,798
Property-related	1,757,064	4,137,581	6,113,057	4,682,949
General and administrative	4,759,044	5,882,883	21,095,970	19,514,768

Total operating expenses	12,931,749	16,053,960	52,857,069	49,655,515

Operating income	20,039,678	13,486,744	76,894,361	67,115,847
Other income (expense)
Interest and other income (expense)	(5,114)	5,109	43,021	85,419
Interest expense	(9,378,793)	(11,267,823)	(37,662,501)	(42,439,917)

Net other expense	(9,383,907)	(11,262,714)	(37,619,480)	(42,354,498)

Income from continuing operations	10,655,771	2,224,030	39,274,881	24,761,349
Income (loss) from discontinued operations	(3,248,927)	(810,946)	(2,908,034)	7,971,972

Net income	7,406,844	1,413,084	36,366,847	32,733,321
Net income (loss) attributable to non-controlling interests	(7,052)	2,920	(36,649)	(33,529)

Net income attributable to MPT common stockholders	$7,399,792	$1,416,004	$36,330,198	$32,699,792

Net Income per common share — basic:
Income from continuing operations	$0.13	$0.03	$0.48	$0.37
Income (loss) from discontinued operations	(0.04)	(0.01)	(0.03)	0.13

Net income attributable to MPT common stockholders	$0.09	$0.02	$0.45	$0.50

Net Income per share — diluted:
Income from continuing operations	$0.13	$0.03	$0.48	$0.37
Income (loss) from discontinued operations	(0.04)	(0.01)	(0.03)	0.13

Net income attributable to MPT common stockholders	$0.09	$0.02	$0.45	$0.50

Dividends declared per common share	$0.20	$0.20	$0.80	$1.01

Weighted average shares outstanding — basic	78,754,997	65,061,424	78,117,099	62,027,159
Weighted average shares outstanding — diluted	78,754,997	65,061,424	78,117,099	62,034,598

(A)	Financials have been restated to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities, and (iii) non-controlling interests. In addition, with the sale of our Encino facility in December 2009, we have reclassified the operating results of this facility to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$7,399,792	$1,416,004	$36,330,198	$32,699,792
Participating securities’ share in earnings	(363,915)	(329,558)	(1,506,209)	(1,744,752)

Net income, less participating securities’ share in earnings	$7,035,877	$1,086,446	$34,823,989	$30,955,040

Depreciation and amortization
Continuing operations	6,415,640	6,033,496	25,648,042	25,457,798
Discontinued operations	59,701	37,687	246,598	861,652
Loss (gain) on sale of real estate	(278,230)	21,145	(278,230)	(9,305,146)

Funds from operations	$13,232,988	$7,178,774	$60,440,399	$47,969,344

Write-off/reserve of straight-line rent	—	2,958,172	1,078,838	14,036,961
Loss due to hurricane	—	1,280,000	—	1,280,000
Write-off of deferred financing costs	—	—	—	3,185,250
Write-off of Bucks other receivables	—	1,757,203	—	1,757,203
Write-off of discontinued operations receivable	—	—	—	2,099,027

Normalized funds from operations	$13,232,988	$13,174,149	$61,519,237	$70,327,785

Share-based compensation	1,206,405	1,256,094	5,488,956	6,387,735
Debt costs amortization	1,427,245	1,366,625	5,652,623	4,745,476
Straight-line rent revenue	(2,568,939)	(2,221,852)	(9,503,827)	(8,459,448)

Adjusted funds from operations	$13,297,699	$13,575,016	$63,156,989	$73,001,548

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.09	$0.02	$0.45	$0.50
Depreciation and amortization
Continuing operations	0.08	0.09	0.32	0.41
Discontinued operations	—	—	—	0.01
Loss (gain) on sale of real estate	—	—	—	(0.15)

Funds from operations	$0.17	$0.11	$0.77	$0.77

Write-off/reserve of straight-line rent	—	0.04	0.02	0.23
Loss due to hurricane	—	0.02	—	0.02
Write-off of deferred financing costs	—	—	—	0.05
Write-off of Bucks other receivables	—	0.03	—	0.03
Write-off of discontinued operations receivable	—	—	—	0.03

Normalized funds from operations	$0.17	$0.20	$0.79	$1.13

Share-based compensation	0.02	0.01	0.07	0.10
Debt costs amortization	0.02	0.03	0.07	0.08
Straight-line rent revenue	(0.04)	(0.03)	(0.12)	(0.14)

Adjusted funds from operations	$0.17	$0.21	$0.81	$1.17

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

(A)	Financials have been restated to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities and (iii) non-controlling interests.